                        As filed with the Securities and
                     Exchange Commission on April 30, 2001.


                                                               File No. 811-2631

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM N-1A

           REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT [X]
                                     OF 1940


                                AMENDMENT No. 24


                          CHESTNUT STREET EXCHANGE FUND
                          -----------------------------
             (Exact Name of the Registrant as Specified in Charter)

                              400 Bellevue Parkway

                           Wilmington, Delaware 19809
                           --------------------------
                    (Address of Principal Executive Offices)

                The Registrant's Telephone Number: (302) 792-2555

                                 Edward J. Roach
                              400 Bellevue Parkway

                           Wilmington, Delaware 19809
                           --------------------------
                     (Name and Address of Agent for Service)

                                    Copy to:

                             Michael P. Malloy, Esq.
                           Drinker Biddle & Reath LLP
                                One Logan Square
                             18th and Cherry Streets
                      Philadelphia, Pennsylvania 19103-6996

                                TABLE OF CONTENTS


                                                                                                                     PAGE
PART A.   INFORMATION REQUIRED IN A PROSPECTUS

Item 1.   Front and Back Cover Pages............................................................................       1
Item 2.   Risk/Return Summary:  Investments, Risks and Performance..............................................       1
Item 3.   Risk/Return Summary:  Fee Table.......................................................................       1
Item 4.   Investment Objectives, Principal Investment Strategies and Related Risks..............................       1
Item 5.   Management's Discussion of Fund Performance...........................................................       2
Item 6.   Management, Organization and Capital Structure........................................................       2
Item 7.   Shareholder Information...............................................................................       4
Item 8.   Distribution Arrangements.............................................................................       7
Item 9.   Financial Highlights Information......................................................................       7

PART B.   INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION

Item 10.  Cover Page and Table of Contents......................................................................       8
Item 11.  Fund History..........................................................................................       8
Item 12.  Description of the Fund and its Investments and Risks.................................................       8
Item 13.  Management of the Fund................................................................................      12
Item 14.  Control Persons and Principal Holders of Securities...................................................      15
Item 15.  Investment Advisory and Other Services................................................................      15
Item 16.  Brokerage Allocation and Other Practices..............................................................      16
Item 17.  Capital Stock and Other Securities....................................................................      17
Item 18.  Purchase, Redemption, and Pricing of Shares...........................................................      17
Item 19.  Taxation of the Fund..................................................................................      18
Item 20.  Underwriters..........................................................................................      18
Item 21.  Calculation of Performance Data.......................................................................      19
Item 22.  Financial Statements..................................................................................      19

PART C.   OTHER INFORMATION

Item 23.  Exhibits..............................................................................................      20
Item 24.  Persons Controlled by or Under Common Control with the Fund...........................................      21
Item 25.  Indemnification.......................................................................................      21
Item 26.  Business and Other Connections of Investment Adviser..................................................      22
Item 27.  Principal Underwriters................................................................................      22
Item 28.  Location of Accounts and Records......................................................................      22
Item 29.  Management Services...................................................................................      23
Item 30.  Undertakings..........................................................................................      23

                  PART A. INFORMATION REQUIRED IN A PROSPECTUS

ITEM 1.  FRONT AND BACK COVER PAGES.

                  Inapplicable.

ITEM 2.  RISK/RETURN SUMMARY:  INVESTMENTS, RISKS AND PERFORMANCE.

                  Inapplicable.

ITEM 3.  RISK/RETURN SUMMARY:  FEE TABLE.

                  Inapplicable.

ITEM 4.  INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES AND
         RELATED RISKS.

         (a) The Fund's investment objectives are to seek long-term growth of capital and, secondarily, current income. The investment objectives stated above may be changed by the Board of Managing General Partners without the approval of a majority of Fund's outstanding voting securities.

         (b) The Fund seeks to achieve its investment objectives by investing in a diversified portfolio of common stocks and securities convertible into common stocks of companies with large market capitalizations. The Fund may also invest in other types of securities for temporary or defensive purposes, including preferred stocks, investment grade bonds and money market obligations such as U.S. Government securities, certificates of deposit and commercial paper. To the extent that the Fund is in a temporary or defensive position, it may not be able to meet its investment objectives. Generally, because many of the Fund's portfolio securities have significant capital gains, the Fund does not sell its portfolio securities; however, sales of portfolio securities may be effected when the investment adviser believes a sale would be in the best interests of the Fund's partners even though capital gains will be realized. Portfolio securities are also disposed of in connection with the redemption of shares in the Fund.

                  Up to 10% of the value of the Fund's total assets may be invested in securities which are subject to legal or contractual restrictions on resale and which the Fund reasonably believes will be saleable after a two year holding period pursuant to Rule 144 under the Securities Act of 1933.

                  The Fund may write exchange-traded covered call options on portfolio securities up to 25% of the value of its assets and may loan portfolio securities. The Fund will not sell securities covered by outstanding options and will endeavor to liquidate its position as an option writer in a closing purchase transaction rather than deliver portfolio securities upon exercise of the option.

         (c) Limited Partners generally are not personally liable for liabilities of the Fund. However, if the Fund were unable to pay its liabilities, recipients of distributions from the Fund could be liable to creditors of the Fund to the extent of such distributions, plus interest.

                  A Limited Partner has no right to take any part in the control of the Partnership business, and the exercise of such control would subject a Limited Partner to the personal liability of a General Partner for obligations of the Fund. Although no absolute assurance can be given due to the lack of specific statutory authority and the fact that there are no authoritative judicial decisions on the matter, the Fund received an opinion from California Counsel that the existence and exercise by the Limited Partners of the voting rights provided for in the Partnership Agreement do not subject the Limited Partners to liability as general partners under the California Act. It is possible, however, that the existence or exercise of such rights, might subject the Limited Partners to such liability under the laws of another state. In the event that a Limited Partner should be found to be liable as a general partner, then, to the extent the assets and insurance of the Fund and of the General Partners were insufficient to reimburse a Limited Partner, he would be required to personally satisfy claims of creditors against the Fund.

                  The net asset value of the Fund's shares on redemption or repurchase may be more or less than the purchase price of the shares depending upon the market value of the Fund's portfolio securities at the time of redemption or repurchase.

ITEM 5.  MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE.

                  Inapplicable.

ITEM 6.  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

         (a)(1) Under the Advisory Agreement the Fund's investment advisers are PNC Bank, National Association ("PNC Bank"), which has offices at 1600 Market Street,

                           Philadelphia, Pennsylvania 19103 and BlackRock Institutional Management Corporation ("BIMC"), formerly PNC Institutional Management Corporation, located at Bellevue Park Corporate Center, 400 Bellevue Parkway, Wilmington, Delaware 19809. BIMC is a majority-owned, indirect subsidiary of PNC Bank. In June 1998, PNC Bank and BIMC restructured their operations and BlackRock Financial Management, Inc. ("BFM"), a majority-owned, indirect subsidiary of PNC Bank, assumed the rights and obligations of PNC Bank under the Advisory Agreement, and BFM effectively became a party to the Advisory Agreement in substitution for PNC Bank.

                           Subject to the supervision of the Fund's Managing General Partners, BIMC manages the Fund's portfolio and is responsible for, makes decisions with respect to, and places orders for, all purchases and sales of the Fund's portfolio securities. BIMC is also required to compute the Fund's net asset value and net income.

                           The Advisory Agreement also provides that, subject to the supervision of the Fund's Managing General Partners and without additional charge to the Fund, PNC Bank (now BFM pursuant to the assumption of rights and obligations referred to above), will on behalf of the Fund: (i) provide BIMC investment research and credit analysis concerning prospective and existing investments of the Fund, (ii) make recommendations to BIMC with respect to the Fund's continuous investment program, (iii) make recommendations to BIMC regarding the amount of the Fund's assets to be invested or held uninvested in cash or cash equivalents, (iv) supply BIMC with computer facilities and operating personnel, (v) provide BIMC with such statistical services as BIMC may reasonably request, and (vi) maintain or cause BIMC to maintain the Fund's financial accounts and records.

                           For the services provided by BIMC and BFM, and the expenses assumed by them under the Advisory Agreement, the Fund has agreed to pay a fee, computed daily and payable monthly, based on the Fund's average net assets. For the fiscal year ended December 31, 2000, the Fund paid an investment advisory fee aggregating .32% of its average daily net assets.


         (a)(2) Steven P. Ralston, CFA and R. Andrew Damm are the persons primarily responsible for the day-to-day management of the Fund's portfolio. Mr. Ralston is a Vice President and senior research analyst on the domestic equity growth team at BFM. Mr. Ralston has been employed by BFM and its affiliates since 1998. Prior to joining BFM, Mr. Ralston was a portfolio manager with General Accident Insurance from 1995 until 1998, and a director of research at First National Bank of Maryland from 1983 until 1995. He is a member of the Financial Analysts of Philadelphia and is a Chartered Financial Analyst.


                           Mr. Damm is a Managing Director and senior portfolio manager on the domestic equity growth team at BFM. Mr. Damm has been employed by PNC Bank and its affiliates since 1995. Previously he was a Senior Investment Strategist with PNC Asset Management Group and a portfolio manager with PNC's Investment Management and Trust Division.


         (a)(3)            Inapplicable

         (b)      Inapplicable.

ITEM 7.  SHAREHOLDER INFORMATION.

         (a) PRICING OF FUND SHARES. The net asset value per share is determined by BIMC as of the close of business on each day, currently 4 p.m. eastern time. The net asset value per share is computed by taking the total value of all assets of the Fund less its liabilities and dividing by the number of Fund shares outstanding. Securities for which market quotations are readily available are valued at their current market value in the principal market in which such securities are normally traded. These values are normally determined by (i) the last sales price, if the principal market is on the New York Stock Exchange or other securities exchange (or the closing bid price, if there has been no sales on such exchange on that day), or (ii) the most recent bid price, if the principal market is other than an exchange. Securities and other assets for which market quotations are not readily available (including restricted securities) are valued at their fair value as determined in good faith under procedures established by and under the general supervision of the Managing General Partners. With respect to call options written on portfolio securities, the amount of the premium received is treated as an asset and amortized over the life of the option, and the price of an option to purchase identical securities upon the same terms and conditions is treated as a liability marked to the market daily. The price of options are normally determined by the last sales price on the principal exchange on which such options are normally traded (or the closing asked price if there has been no sales on such exchange on that day).

         (b)      Inapplicable.

         (c) REDEMPTION OF FUND SHARES. Shares may be redeemed at the option of the investor at any time without charge at their net asset value next computed after receipt by PFPC Inc. ("PFPC"), the Fund's transfer agent and dividend disbursing agent, of a written request for redemption setting forth the name of the Fund and the investor's account number. The request must be accompanied by certificates (if issued) or if certificates have not been issued, by stock powers. The certificate or stock powers must be endorsed by the record owner(s) exactly as the shares are registered and the signature(s) must be guaranteed by an "eligible guarantor institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934. The Fund reserves the right to require that additional documents be furnished in the case of redemptions by other than the registered owner of the shares.

                  Except to the extent shares are redeemed for cash pursuant to the Systematic Withdrawal Plan, the Fund intends to distribute upon redemption securities from its portfolio in-kind, valued at the same value used for purposes of next determining the Fund's net asset value after the receipt of the request for redemption in proper form. The Fund may in its discretion pay part or all of redemption proceeds in cash. When received by the shareholder, the value of the securities from the portfolio may be greater or lesser than the value used in pricing the redemption

                  The proceeds of redemption will be paid as soon as possible but not later than seven days after the request for redemption is received with the required documentation. The Fund may suspend the right of redemption or delay payment during any period when the New York Stock Exchange is closed (other than customary weekend and holiday closings); when trading on that exchange is restricted or an emergency exists which makes disposal or valuation of portfolio securities impracticable; or during such other period as the Securities and Exchange Commission may by order permit.

                  Investors may, by notice in writing to the transfer agent, elect to participate in the Systematic Withdrawal Plan (the "Plan"). Participants in the Plan may elect to receive quarterly in cash as a partial redemption of their shares up to 3/4 of 1% of the net asset value of their shares as of the close of trading on the New York Stock Exchange on the last trading day of each calendar quarter. The Fund does not intend to impose a charge upon investors for participating in the Plan. Participants may withdraw from the Plan at any time by written notice to the transfer agent.

                  The net asset value of the Fund's shares on redemption or repurchase may be more or less than the purchase price of the shares depending upon the market value of the Fund's portfolio securities at the time of redemption or repurchase.

         (d) DIVIDENDS AND DISTRIBUTIONS. Since January 1, 1998, the Fund has been deemed a corporation, rather than a partnership, for federal tax purposes. In connection with this change in its federal tax status, the Fund elected to be taxed as a regulated investment company (a "RIC"). To qualify as a RIC under the Internal Revenue Code (the "Code"), the Fund is required to meet certain income, diversification and distribution requirements. For example, to qualify as a RIC, the Fund must pay as dividends each year at least 90% of its investment company taxable income which includes, but is not limited to, taxable interest, dividends and short-term capital gains less expenses. The Fund intends to continue its historic policy of regular and quarterly dividends and to pay an additional dividend at year end so that total distributions for each year equal 100% of its net investment company taxable income (before the deduction of such dividends). The Fund intends to retain all of its net long-term capital gains.

         (e) TAX CONSEQUENCES. Under the publicly traded partnership rules of the Code, the Fund has been treated as a corporation for federal income tax purposes since January 1, 1998. However, the Fund has elected, and intends to continue to qualify as a RIC under the Code. The Code's RIC provisions provide pass-through treatment of taxable income similar to that provided under the Code's partnership rules. Therefore, to the extent that the Fund's earnings are distributed to its partners as required by the RIC provisions of the Code, the Fund itself will not be required to pay federal income tax.

                  Distributions by the Fund as a RIC that are attributable to ordinary income and short-term capital gains of the Fund will be treated as ordinary income in determining a partner's gross income for tax purposes, whether the partner receives these dividends in cash or shares. The Fund intends to retain all of its net realized long-term capital gains and pay the tax on the gain at the required corporate rate. Each partner will be required to report his allocable portion of the Fund's gain, but each partner will also receive a tax credit for his allocable portion of the tax paid by the Fund. As a result, each partner should receive a federal income tax benefit equal to the difference between the corporate tax rate and the individual tax rate on long-term capital gains. In addition, any retained capital gains, net of tax, would generally increase a partner's investment (and tax basis) in the Fund. The Fund will inform each partner as to the amount and nature of such income or gains. Formerly the Fund, when it was taxed as a partnership, distributed approximately 30% of its net long-term capital gains to provide its partners, who were taxable on all of such gains, with funds with which to pay the capital gains tax. The new policy is designed to achieve substantially the same result.

                  Each partner should consult with his tax adviser with specific references to his own tax situation.

         (f)      Inapplicable.


ITEM 8.  DISTRIBUTION ARRANGEMENTS.

                  Inapplicable.

ITEM 9.  FINANCIAL HIGHLIGHTS INFORMATION.

                  Inapplicable.

PART B.  INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION

ITEM 10. COVER PAGE AND TABLE OF CONTENTS.


         (a) This Statement of Additional Information for Chestnut Street Exchange Fund (the "Fund") is not a prospectus and should be read in conjunction with the Fund's Part A dated April 30, 2001. The financial statements and notes thereto included in the Fund's Annual Report are incorporated by reference into this Statement of Additional Information. Copies of the Annual Report may be obtained, without charge by writing the Fund at Bellevue Park Corporate Center, 400 Bellevue Parkway, Wilmington, Delaware 19809 or by calling toll free at (800) 852-4750. Capitalized terms used but not defined herein have the same meanings as in the Part A. The date of this Statement of Additional Information is April 30, 2001.


         (b)      Table of Contents                                     Page No.
                  -----------------                                     -------

                  Fund History.......................................       8
                  Description of the Fund and its Investments
                   and Risks.........................................       8
                  Management of the Fund.............................      12
                  Control Persons and Principal Holders
                    of Securities....................................      15
                  Investment Advisory and Other Services.............      15
                  Brokerage Allocation and Other Practices...........      16
                  Capital Stock and Other Securities.................      17
                  Purchase, Redemption and Pricing of
                    Shares ..........................................      17
                  Taxation of the Fund...............................      18
                  Underwriters.......................................      18
                  Calculation of Performance Data....................      19
                  Financial Statements...............................      19

ITEM 11. FUND HISTORY.

                  The Fund is a limited partnership organized as of March 23, 1976 under the Uniform Limited Partnership Act of California.

ITEM 12. DESCRIPTION OF THE FUND AND ITS INVESTMENTS AND RISKS.

         (a) The Fund is a diversified open-end, management investment company.

         (b)      Inapplicable.

         (c)      FUND POLICIES.

                  The Fund's fundamental policies which may not be changed without the approval of a majority of the Fund's outstanding voting securities are as follows:

                  (1) The Fund will not issue any senior securities (as defined in the Investment Company Act of 1940).

                  (2) The Fund will not purchase securities on margin or sell any securities short. The Fund will not purchase or write puts, calls, straddles or spreads with respect to any security except that (i) the Fund may write call options on securities constituting not more than 25% of the value of its assets if the option is listed on a national securities exchange and, at all times while the option is outstanding, the Fund owns the securities against which the option is written or owns securities convertible into such securities, and (ii) the Fund may purchase call options in closing purchase transactions to liquidate its position as an option writer.

                  (3) The Fund will not borrow money except from banks in amounts which in the aggregate do not exceed 10% of the value of its assets at the time of borrowing. This borrowing provision is not for purposes of leverage but is intended to facilitate the orderly sale of portfolio securities to accommodate abnormally heavy redemption requests, and to pay subscription fees due with respect to the exchange without having to sell portfolio securities. Securities may be purchased for the Fund's portfolio while borrowings are outstanding.

                  (4) The Fund will not act as an underwriter (except as it may be deemed such in a sale of restricted securities owned by it).

                  (5) It is not the policy of the Fund to concentrate its investments in any particular industry, but if it is deemed advisable in light of the Fund's investment objectives, up to 25% of the value of its assets may be invested in any one industry. The Fund will not be required to reduce holdings in a particular industry if, solely as a result of price changes, the value of such holdings exceeds 25% of the value of the Fund's total assets.

                  (6) The Fund will not purchase or sell real estate or real estate mortgage loans.

                  (7) The Fund will not purchase or sell commodities or commodity contracts.

                  (8) The Fund will not make loans except by (i) the purchase of debt securities in accordance with its investment objectives and (ii) the loaning of securities against collateral consisting of cash or securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, which is equal at all times to at least 100% of the value of the securities loaned. The Fund will lend portfolio securities only when its investment adviser believes that the net return to the Fund in consideration of the loan is reasonable, that any fee paid for placing the loan is reasonable and based solely upon services rendered, that the loan is consistent with the Fund's investment objectives, and that no affiliate of the Fund or of its investment adviser is involved in the lending transaction or is receiving any fees in connection therewith. The Fund will not have the right to vote securities loaned, but will have the right to terminate such a loan at any time and receive back equivalent securities and to receive amounts equivalent to all dividends and interest paid on the securities loaned.

                  (9)      The Fund will not:

                           (A) Mortgage, pledge or hypothecate its assets except to secure borrowings described in policy 3 and in amounts not exceeding 10% of the value of its assets.

                           (B) Invest more than 5% of its assets at the time of purchase in the securities of any one issuer (exclusive of securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities).

                           (C) Purchase securities if such purchase would result in its owning more than 10% of the outstanding voting securities of any one issuer at the time of purchase.

                           (D) Invest in securities of companies which have a record, together with their predecessors, of less than five years of continuous operation.

                           (E) Purchase or hold securities of any company if, to its knowledge, those General Partners of the Fund and those directors and officers above the level of Senior Vice President of its investment adviser beneficially owning more than 1/2 of 1% of the securities of that company, together own beneficially more than 5% of the securities of such company taken at market value.

                           (F) Purchase the securities of other investment companies except that the Fund has accepted for exchange shares of common stock of Coca-Cola International Corporation in accordance with the limitations imposed by the Investment Company Act of 1940.

                           (G) Purchase oil, gas or other mineral leases or partnership interests in oil, gas or other mineral exploration programs.

                           (H) Knowingly purchase or otherwise acquire any equity or debt securities which are subject to legal or contractual restrictions on resale if, as a result thereof, more than 10% of the value of its assets would be invested in such securities.

                           (I) Invest in companies for the purpose of exercising control or management.

                           Any investment policy or restriction in these policies (1)-(9) which involves a maximum percentage of securities or assets shall not be considered to be violated unless an excess over the percentage occurs immediately after an acquisition of securities or utilization of assets and results therefrom.

                           The Fund's investment policies which are not deemed fundamental and may be changed without shareholder approval are as follows:

                           The Fund does not intend to engage in any significant degree in short-term trading. Portfolio turnover is not expected to exceed 15%, although the Fund reserves the right to exceed this turnover rate. The tax consequences of a sale of portfolio securities will be considered prior to a sale, but sales will be effected when the investment adviser believes a sale would be in the best interests of the Fund's shareholders even though capital gains will be realized.

                           The Fund will not sell securities covered by outstanding options and will endeavor to liquidate its position as an option writer in a closing purchase transaction rather than by delivering portfolio securities upon exercise of the option.

         (d)      Inapplicable.


         (e) Portfolio Turnover. For the fiscal years ended December 31, 2000 and 1999. The Fund's portfolio turnover rates were 1.77% and 2.48%, respectively.


ITEM 13. MANAGEMENT OF THE FUND.

         (a) The business and affairs of the Fund are managed by its Managing General Partners.

         (b) The Managing General Partners and officers of the Fund, their addresses, ages, principal occupations during the past five years and other affiliations are:


                                                                          PRINCIPAL OCCUPATIONS
                                                POSITION WITH             DURING PAST 5 YEARS
NAME AND ADDRESS                    AGE         WITH THE FUND             AND CURRENT AFFILIATIONS
Richard C. Caldwell*                56          Managing                  Retired; Chairman, Florida
3305 Flamingo Drive                             General                   Advisory Council; formerly,
Vero Beach, FL  32964                           Partner                   President and Chief Executive
                                                                          Officer, PNC Bank FSB from May,
                                                                          1998 until July, 1999; former
                                                                          Executive Vice President, PNC
                                                                          Bank from July 1990 to April
                                                                          1998; former Director of various
                                                                          affiliates and subsidiaries of
                                                                          PNC Bank, including BIMC from
                                                                          September 1994 until February
                                                                          1998; Director, JLC, Inc. since
                                                                          February, 1996 (investment
                                                                          holding company); Director, DR
                                                                          Inc. since April 1994
                                                                          (investment holding company).

Robert R. Fortune*                  84          President and             Financial Consultant; Former
2920 Ritter Lane                                Chairman of the           Chairman, President and Chief
Allentown, PA  18104                            Managing General          Executive Officer, Associated
                                                Partners                  Electric & Gas Insurance
                                                                          Services Limited from 1984
                                                                          to 1993; Member of the Financial
                                                                          Executives Institute and American
                                                                          Institute of Certified Pubic
                                                                          Accountants; Director of one other
                                                                          investment company advised by
                                                                          BIMC; former Director or Trustee
                                                                          of 3 other investment companies
                                                                          advised by BIMC.

                                                                          PRINCIPAL OCCUPATIONS
                                                POSITION WITH             DURING PAST 5 YEARS
NAME AND ADDRESS                    AGE         WITH THE FUND             AND CURRENT AFFILIATIONS
Langhorne B. Smith                  64          Managing                  President and Director, The
Suite 400                                       General                   Sandridge Corporation (private
Plymouth Meeting                                Partner                   investment company); Executive
Executive Campus                                                          Vice President and Director,
630 Germantown Pike                                                       Claneil Enterprises, Inc.
Plymouth Meeting, PA  19462                                               (private investment company);
                                                                          Director of 1 other investment
                                                                          company advised by BIMC.

David R. Wilmerding, Jr.            65          Managing                  Chairman, Gee, Wilmerding &
Rosemont Business Campus                        General                   Associates (investment
919 Conestaga Road                              Partner                   advisers) since February 1989;
Rosemont, PA 19010                                                        Director, Beaver Management
Wilmerding & Associates                                                   Corporation; Director, Mutual
Aldwyn Center                                                             Fire Marine & Inland Insurance
Villanova, PA  19085                                                      Co., Inc; Director, US Retirement
                                                                          Communities, Inc.; Director or
                                                                          Trustee of 2 other investment
                                                                          companies advised by BIMC or
                                                                          its affiliates.

Edward J. Roach*                    76          Managing                  Certified Public Accountant; Partner
400 Bellevue Parkway                            General                   of the accounting firm of Main
Wilmington, DE  19809                           Partner and               Hurdman until 1981; Vice Chairman of
                                                Treasurer                 the Board, Fox Chase Cancer Center;
                                                                          Trustee Emeritus, Pennsylvania School
                                                                          for the Deaf; Trustee Emeritus,
                                                                          Immaculata College; Former Director,
                                                                          Biotrol USA, Inc.; President, Vice
                                                                          President and/or Treasurer of 2
                                                                          other investment companies advised
                                                                          by BIMC; Director, The Bradford
                                                                          Funds, Inc. until 2000; former
                                                                          Treasurer and/or Vice President
                                                                          of 6 other investment companies
                                                                          advised by BIMC until 1998.

Michael P. Malloy                   41          Secretary                 Secretary of the Chestnut Street
Drinker Biddle & Reath                                                    Exchange Fund; Partner in the law
One Logan Square                                                          firm of Drinker Biddle & Reath LLP.
Philadelphia, PA 19103


-------------------------


* Messrs. Caldwell, Roach and Fortune are "interested persons" of the Fund as that term is defined in the 1940 Act.



         (c)      Inapplicable.


         (d) The Fund pays each Managing General Partner at the rate of $10,000 annually, and pays the Chairman an additional $8,000 annually. Prior to August 1, 1999, Mr. Caldwell, was an employee of PNC Bank and its affiliates, and did not receive fees as a Managing General Partner. Effective January 1, 2000, Mr. Caldwell was compensated at the same level as the other Managing General Partners. In addition to the compensation he receives as a Managing General Partner, Mr. Roach receives $24,000 annually as compensation for his duties as Treasurer and is eligible for retirement benefits. The following table provides information concerning the compensation of each of the Fund's Managing General Partners for services rendered during the Fund's last fiscal year ended December 31, 2000:

                                                            PENSION OR             ESTIMATED              TOTAL
                                   AGGREGATE            RETIREMENT BENEFITS        ANNUAL              COMPENSATION FROM
NAME OF PERSON/                    COMPENSATION         ACCRUED AS PART            BENEFITS UPON       THE FUND AND
POSITION                           FROM THE FUND        OF FUND EXPENSES           RETIREMENT          FUND COMPLEX (1)
---------------                    -------------        -------------------        -------------       -----------------
Richard C. Caldwell                   $10,000                  None                     None             $10,000(1)(2)
Managing General Partner

Robert R. Fortune                     $18,000                  None                     None             $22,667(2)(2)
President and Chairman
of the Managing General
Partners

Langhorne B. Smith                    $10,000                  None                     None             $13,000(2)(2)
Managing General Partner

David R. Wilmerding, Jr.              $10,000                  None                     None             $99,600(3)(2)
Managing General Partner

Edward J. Roach(3)                    $ 2,500                  None                     None             $ 2,500(1)
Treasurer and Managing
General Partner


-----------------------------

1. A Fund Complex means two or more investment companies that hold themselves out to investors as related companies for purposes of investment and investor services, or have a common investment adviser or have an investment adviser that is an affiliated person of the investment adviser of any of the other investment companies.


2. Total number of investment companies within the Fund Complex of which the Managing General Partners served as director, trustee or managing general partner during any part of the fiscal year ended December 31, 2000.



3. Mr. Roach also receives compensation in his capacity as Treasurer as described in Item 13.D.



                  The Fund has a retirement plan for eligible employees. For the fiscal year ended December 31, 2000, the Fund contributed a total of $2,400 to the retirement plan, and, based upon prior practice, it may be anticipated that the Fund will contribute to the retirement plan during the current fiscal year an amount equal to 10% of the compensation of retirement plan participants for the year. Such contribution, based upon annual rates of compensation now in effect, would approximate $2,400. Under the retirement plan, each participant is entitled to his or her vested portion of the contributions made by the Fund based upon his or her compensation.


         (e)      Inapplicable.

         (f) The Fund, BIMC and BFM have adopted codes of ethics under Rule 17j-1 of the 1940 Act that (i) establish procedures for personnel with respect to personal investing; (ii) prohibit or restrict certain transactions that may be deemed to create a conflict of interest between personnel and the Fund; and (iii) permit personnel to invest in securities that may be purchased or held by the Fund.

ITEM 14.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.


         (a) As of April 30, 2001, no investor owned beneficially more than 25% of the Fund's outstanding equity securities.



         (b) As of April 30, 2001, no investor owned beneficially more than 5% of the Fund's outstanding equity securities.



         (c) As of April 30, 2001, all officers and Managing General Partners of the Fund as a group beneficially owned less than 1% of the Fund's outstanding equity securities.


ITEM 15.  INVESTMENT ADVISORY AND OTHER SERVICES.

         (a) BIMC's offices are located at Bellevue Park Corporate Center, 400 Bellevue Parkway, Wilmington, Delaware 19809. BFM's offices are located at 345 Park Avenue, New York, New York 10154. BIMC and BFM are each an indirect, majority-owned subsidiary of PNC Bank. PNC Bank, which has banking offices at 1600 Market Street, Philadelphia, Pennsylvania 19103, is a wholly-owned subsidiary of The PNC Financial Services Group, Inc., a publicly-held corporation with principal offices in Pittsburgh, Pennsylvania.

                  For the services provided by BFM and BIMC and the expenses assumed by them under the Advisory Agreement, the Fund has agreed to pay BIMC a fee, computed daily and payable monthly, at the annual rate of 4/10ths of 1% of the first $100,000,000 of the Fund's net assets, plus 3/10ths of 1% of the net assets exceeding $100,000,000.


                  The Fund paid $1,230,253, $1,363,401 and $1,406,755 for
                  investment advisory services for the years ended December 31, 1998, 1999, and 2000, respectively.


         (b)      Inapplicable.

         (c) BFM and BIMC have agreed to bear all expenses incurred by them in connection with their activities other than the cost of securities (including brokerage commissions, if any) purchased for the Fund.

         (d)      Inapplicable.

         (e)      Inapplicable.

         (f)      Inapplicable.

         (g)      Inapplicable.

         (h)      OTHER SERVICE PROVIDERS.

                  The custodian of the Fund's portfolio securities is the Wilmington Trust Company, located at Wilmington Trust Center, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. The custodian has agreed to provide certain services as depository and custodian for the Fund.

                  The Fund's transfer agent and dividend disbursing agent is PFPC, located at Bellevue Park Corporate Center, 400 Bellevue Parkway, Wilmington, Delaware 19809. PFPC is an affiliate of PNC Bank. For its services, the Fund pays PFPC monthly fees equal to $12,500 per year plus out-of-pocket expenses.


                  The Fund's independent accountants are PricewaterhouseCoopers LLP, located at Two Commerce Square, Suite 1700, Philadelphia, Pennsylvania 19103. The following is a general description of the services performed by PricewaterhouseCoopers LLP: auditing and reporting upon financial statements; reviewing semi-annual report; and reporting on internal control structure for inclusion in Form N-SAR.


ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES.


         (a) The Fund effects transactions in portfolio securities through brokers and dealers. The Fund paid aggregate brokerage commissions of $0, $14,670 and $27,637.02 for the years ended December 31, 1998, 1999, and 2000,respectively.


         (b)      Inapplicable.

         (c) In placing orders with brokers and dealers for purchases and sales of securities, BIMC attempts to obtain the best net price and the most favorable execution of its orders. In seeking best execution, BIMC uses its best judgment to evaluate the terms of a transaction, giving consideration to all relevant factors including the nature of the transaction and of the markets for the security, the financial condition and execution and settlement capabilities of the broker-dealer, and the reasonableness of any brokerage commission. Where the terms of a transaction are comparable, BIMC may give consideration to firms which supply investment research, statistical and other services to the Fund or to BFM, although there are no agreements to that effect with any such firm. Research and statistical material furnished by brokers without cost to BFM and BIMC may tend to benefit the Fund or other clients of BFM and BIMC by improving the quality of advice given.

         (d)      Inapplicable.

         (e)      Inapplicable.

ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES.

         (a) The Fund has one class of partnership interest, no par value (the "Shares"). All Shares are entitled to participate equally in distributions declared by the Board of Managing General Partners. Each full Share entitles the record holder thereof to one full vote, and each fractional Share to a fractional vote, on all matters submitted to the shareholders. Partners are not entitled to cumulative voting in elections for the Managing General Partners. Each Share has equal liquidation rights. There are no pre-emptive rights or conversion rights.

                  The Fund is a limited partnership formed under The Uniform Limited Partnership Act of California. Limited Partners generally are not personally liable for liabilities of the Fund. However, if the Fund were unable to pay its liabilities, recipients of distributions from the Fund could be liable to certain creditors of the Fund to the extent of such distributions, plus interest. The Fund believes that, because of the nature of the Fund's business, the assets and insurance of the Fund and of the General Partners, and the Fund's ability to contract with third parties to prevent recourse by the party against a Limited Partner, it is unlikely that Limited Partners will receive distributions which have to be returned or that they will be subject to liability as General Partners. In the event that a Limited Partner should be found to be liable as a General Partner, then, to the extent the assets and insurance of the Fund and of the General Partners were insufficient to reimburse a Limited Partner, he would be required to personally satisfy claims of creditors against the Fund. The rights of the holders of Shares may not be modified otherwise than by the vote of a majority of outstanding shares.

         (b)      Inapplicable.

ITEM 18. PURCHASE, REDEMPTION, AND PRICING OF SHARES.

         (a)      Inapplicable.

         (b)      Inapplicable.

         (c)      See Item 7(a).

         (d)      Inapplicable.

ITEM 19. TAXATION OF THE FUND.

                  The Revenue Act of 1987 added section 7704 to the Code.
                  Section 7704, which is also known as the publicly traded partnership rules, provides that, except in certain circumstances not relevant to the Fund, a publicly traded partnership is to be treated as a corporation for federal tax purposes. A publicly traded partnership is defined to include any partnership whose interests are (1) traded on an established securities market or (2) readily tradable on a secondary market (or the substantial equivalent thereof). A transitional rule postponed the application of section 7704 to a partnership that was a publicly traded partnership on December 17, 1987 until its first taxable year beginning after December 31, 1997 provided that the partnership did not add a substantial new line of business. The Fund was within the definition of a publicly traded partnership and was eligible for the transitional rule.

                  In connection with the Fund's deemed incorporation for federal income tax purposes on January 1, 1998, the Fund elected to be taxed federally as a RIC. This election permits the Fund to receive pass through tax treatment similar to that of a regular partnership. In order to qualify as a RIC, the Fund has had to, and will continue to have to, comply with certain income, diversification and distribution requirements set forth in Subchapter M of the Code. If the Fund elected not to be a RIC or failed to meet the RIC requirements of Subchapter M of the Code, it would be taxed as a regular corporation and any distributions to its partners would be taxed as ordinary dividend income to the extent of the Fund's earnings and profits.

                  Although the Fund was deemed a corporation for federal income tax purposes as of January 1, 1998 and elected, and intends to continue, to qualify as a RIC thereafter, the Fund expects that it will continue to be organized for all other purposes as a California Limited Partnership.

ITEM 20.  UNDERWRITERS.

                  Inapplicable.

ITEM 21.  CALCULATION OF PERFORMANCE DATA.

                  Inapplicable.

ITEM 22.  FINANCIAL STATEMENTS.


                  The audited financial statements, notes and related report of PricewaterhouseCoopers LLP, independent accountants, contained in the Annual Report to partners for the fiscal year ended December 31, 2000 are incorporated herein by reference. No other parts of the Fund's Annual Report are incorporated herein by reference. The financial statements and notes thereto included in the Fund's Annual Report have been incorporated herein in reliance upon the report of PricewaterhouseCoopers LLP given on the authority of said firm as experts in accounting and auditing. A copy of the Fund's Annual Report may be obtained by writing to the Fund or by calling (302) 792-2555.

                            PART C. OTHER INFORMATION

ITEM 23. EXHIBITS.

         (a) Amended and Restated Certificate and Agreement of Limited Partnership is incorporated herein by reference to Exhibit No. 1 of Amendment No. 21 to the Fund's Registration Statement on Form N-1A (File No. 811-2631) as filed with the Securities and Exchange Commission (the "SEC") on April 22, 1998 ("Amendment No. 21").

         (b)(1) Code of Regulations is incorporated herein by reference to Exhibit No. 2(a) of Amendment No. 19 to the Fund's Registration Statement on Form N-1A (File No. 811-2631) as filed with the SEC on April 26, 1996 ("Amendment No. 19").

         (b)(2) Amendment No. 1 to the Code of Regulations is incorporated herein by reference to Exhibit No. 2(b) of Amendment No. 19.

         (c) See Articles IV, V, VI, VII and VIII of the Amended and Restated Certificate and Agreement of Limited Partnership, which is incorporated herein by reference to Exhibit No. 1 of Amendment No. 21, and Articles II, V and VI of the Code of Regulations, which is incorporated herein by reference to Exhibit No. 2(a) of Amendment No. 19.

         (d)(1) Advisory Agreement dated January 1, 1998 is incorporated herein by reference to Exhibit No. 5 of Amendment No. 21.

         (d)(2) Assumption Agreement dated June 18, 1998 is incorporated herein by reference to Exhibit (d)(2) of Amendment No. 22 to the Fund's Registration Statement on Form N-1A (File No. 811-2631) as filed with the SEC on April 30, 1999 ("Amendment No. 22").

         (e)      Inapplicable.

         (f) Amended and Restated Fund Office Retirement profit-sharing Plan and Trust Agreement dated January 1, 1998 is incorporated herein by reference to Exhibit No. 7 of Amendment No. 21.

         (g) Amended and Restated Custodian Agreement dated October 15, 1983 is incorporated herein by reference to Exhibit No. 8 of Amendment No. 19.

         (h)(1) Transfer Agency Agreement dated August 1, 1984 is incorporated herein by reference to Exhibit (h)(1) of Amendment No. 22.

         (h)(2) Amendment No. 1 dated July 31, 1986 to the Transfer Agency Agreement is incorporated herein by reference to Exhibit
                  (h)(2) of Amendment No. 22 1999.

         (i)      Inapplicable.

         (j)      Consent of PricewaterhouseCoopers LLP.

         (k)      Inapplicable.

         (l)(1) Agreement dated September 15, 1976 relating to Initial Capitalization is incorporated herein by reference to Exhibit No. 13(a) of Amendment No. 19.

         (l)(2) Amendment No. 1 to Agreement dated September 15, 1976 relating to Initial Capitalization is incorporated herein by reference to Exhibit No. 13(b) of Amendment No. 19.

         (m)      Inapplicable.

         (n)      Inapplicable.

         (o)      Inapplicable.


         (p)(1) Code of Ethics of the Fund is incorporated herein by reference to Exhibit (p)(1) of Amendment No. 23.



         (p)(2) Code of Ethics of BIMC and BFM is incorporated herein by reference to Exhibit (p)(2) of Amendment No. 23.


ITEM 24. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE FUND.

                  Inapplicable.

ITEM 25. INDEMNIFICATION.

                  Indemnification of the Fund's Transfer Agent against certain stated liabilities is provided for in Section 16 of the Transfer Agency Agreement, which is incorporated herein by reference to Exhibit (h)(1) of Amendment No. 22.

                  The Fund has obtained from a major insurance carrier a director's and officers' liability policy covering certain types of errors and omissions.

                  Section 3.6 of Article III of the Fund's Amended and Restated Certificate and Agreement of Limited Partnership, which is incorporated herein by reference to Exhibit No. 1 of Amendment No. 21, and Section 3.13 of Article III of the Fund's Code of Regulations, which is incorporated herein by reference to Exhibit No. 2(a) of Amendment No. 19, each provide for the indemnification of the Fund's Managing General Partners and officers.

ITEM 26. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

         (a) The information required by this Item 26 with respect to each director, officer and partner of BIMC is incorporated by reference to Schedules A and D of Form ADV filed by BIMC with the SEC pursuant to the Investment Advisers Act of 1940 (SEC File No. 801-13304).

         (b) Pursuant to an Assumption Agreement between the Fund, BIMC, PNC Bank and BFM, BFM has assumed PNC Bank's rights and obligation related to the management of the investments of the Fund, and became a party to the Advisory Agreement in substitution for PNC Bank. The information required by this
                  Item 26 with respect to each director, officer and partner of BFM is incorporated by reference to Schedules A and D of Form ADV filed by BFM with the SEC pursuant to the Investment Advisers Act of 1940 (SEC File No. 801-48433).

ITEM 27. PRINCIPAL UNDERWRITERS.

                  Inapplicable.

ITEM 28. LOCATION OF ACCOUNTS AND RECORDS.

         (1) BlackRock Institutional Management Corporation, Bellevue Park Corporate Center, 400 Bellevue Parkway, Wilmington, Delaware 19809 (records relating to its function as co-investment adviser).

         (2) BlackRock Financial Management, Inc., 345 Park Avenue, New York,, New York 101054 (records relating to its function as co-investment adviser).

         (3) PFPC Inc., Bellevue Park Corporate Center, 400 Bellevue Parkway, Wilmington, Delaware 19809 (records relating to its functions as transfer agent and dividend disbursing agent).

         (4) Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890 (records relating to its function as custodian).

         (5) Drinker Biddle & Reath LLP, One Logan Square, 18th and Cherry Streets, Philadelphia, Pennsylvania 19103-6996 (charter, by-laws and minute books).

ITEM 29. MANAGEMENT SERVICES.

                  Inapplicable.

ITEM 30.  UNDERTAKINGS.

                  Inapplicable.

                                    SIGNATURE


         Pursuant to the requirements of the Investment Company Act of 1940, the Fund has duly caused this Amendment No. 24 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, and State of Delaware, on the 30th day of April, 2001.


                                     CHESTNUT STREET EXCHANGE FUND

                                     By:/s/Edward J. Roach


                                        Edward J. Roach
                                        Treasurer and Managing General
                                        Partner

                                  EXHIBIT INDEX

      EXHIBIT     DESCRIPTION

        (j)       Consent of PricewaterhouseCoopers LLP.